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EXHIBIT 21


                     SUBSIDIARIES OF THE FINISH LINE, INC.


Subsidiary               State of Incorporation      Percentage of Ownership
----------               ----------------------      -----------------------

Spike's Holding, Inc.         Delaware                   100%